UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
520 Pike Street Suite 2000, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2019, Marchex, Inc. (“Marchex”) entered into an equity purchase agreement with Sonar Technologies, Inc. (“Sonar”) (the “Equity Purchase Agreement”) pursuant to which Marchex acquired all of the issued and outstanding shares of Sonar in consideration of a purchase price of (i) $8.5 million in cash paid at closing, (ii) $4 million in value of shares of Class B common stock (the “Common Stock”) of Marchex calculated based on a 10 day trailing average of Marchex’s closing stock price on Nasdaq prior to December 12, 2019 with such shares of Common Stock to be issued in three (3) annual installments on the first, second, and third annual anniversary of the closing, respectively (the “Equity Consideration”), subject to certain conditions with any Equity Consideration not previously issued to be issued on the fifth anniversary of closing, and (iii) up to $1.5 million in value of shares of Marchex’s Common Stock calculated based on a 10 day trailing average of Marchex’s closing stock price on Nasdaq prior to December 12, 2019 based upon the achievement of targeted financial goals over the six (6) month period following the closing with such shares of Common Stock, to the extent earned and payable, issued in two (2) equal annual installments (the “Earnout Consideration”), subject to certain conditions with any Earnout Consideration to the extent earned and payable not previously issued to be issued on the fifth anniversary of closing. Sonar, which is based in California, is a company that helps clients deliver better, more personal customer experiences via a singular dashboard that utilizes text-based messaging and application program messaging tools.  The transaction closed on December 13, 2019.

The Equity Purchase Agreement contains customary representations and warranties and requires the Sonar securityholders to indemnify Marchex for certain liabilities arising under the Equity Purchase Agreement partially secured by an escrow and subject to certain limitations and conditions.

Marchex has also agreed to use commercially reasonable best efforts to file a registration statement to register the Equity Consideration and the Earnout Consideration (to the extent earned) for resale with the Securities and Exchange Commission within sixty (60) days after issuance.

In addition, Marchex has agreed to issue $1 million of restricted stock units (“RSU’s”) to certain employees of Sonar subject to vesting over four years.  A portion of these RSU’s may be settled in cash at Marchex’s election.

The above summary is qualified in its entirety by reference to the Equity Purchase Agreement, a copy of which will be filed as an exhibit to Marchex’s applicable quarterly or annual report.

 Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of any shares of Common Stock in connection with the Equity Purchase Agreement will be made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters will be involved in this transaction.

Item 7.01 Regulation FD Disclosure.

On December 17 2019, Marchex issued a press release announcing the closing of the Sonar acquisition. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Item 9.01(d) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this

Current Report on Form 8-K regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in Marchex’s filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as Marchex’s other SEC filings. Marchex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Marchex, dated December 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: December 17, 2019	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co- CEO and Chief Financial Officer (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)